EXHIBIT 99

Form 4 - Joint Filer Information


Name:                   Frost Gamma Investments Trust

Address:                4400 Biscayne Boulevard
                        15th Floor
                        Miami, Florida  33137

Designated Filer:       Phillip Frost, M.D.

Issuer & Ticker Symbol: Cellular Technical Services Company, Inc. (CTSC.OB)

Date of Event Requiring
        Statement:      August 24, 2007


Signature: /s/ Phillip Frost, M.D., Trustee
         Phillip Frost, M.D., Trustee